UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 4, 2024

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue
Suite 900
Austin, Texas 78701
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02          Results of Operations and Financial Condition
As of January 3, 2024, CS Disco, Inc. (the "Company") expects to report revenue for fiscal year 2023 of $136.3 million to $138.3 million, consistent with the outlook provided on November 9, 2023. In addition, Adjusted EBITDA is expected to be a loss less than the previously issued guidance range of ($31.9) million to ($29.9) million. For more information on how the Company calculates Adjusted EBITDA, please refer to the Company's November 9, 2023 press release, filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 9, 2023.
The Company's audited financial statements for the year ended December 31, 2023 are not yet available. Accordingly, these preliminary financial and operating results are an estimate and subject to the completion of the Company's financial closing and other procedures and finalization of the Company's consolidated financial statements for the year ended December 31, 2023, including the completion of the audit of the Company's financial statements. Accordingly, actual financial and operating results that will be reflected in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including its audited financial statements, when they are completed and publicly disclosed may differ from these preliminary results.
The information furnished within this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended ("the Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 7.01          Regulation FD Disclosure
On January 3, 2024, the Company announced that Luke McNeal, Senior Vice President, Global Sales is leaving the organization effective immediately as a result of actions inconsistent with the Company's standards.
Ms. Andrea Popovecz, Vice President, Field Sales has assumed Mr. McNeal's responsibilities, effective immediately. The Company intends to quickly launch a national search for a Chief Revenue Officer.
The information furnished within this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the Company's preliminary unaudited financial and operating results for the year ended December 31, 2023. These forward-looking statements are based on management's beliefs and assumptions and on information available to management as of the date they were made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company's historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the Company's filings with the Securities and Exchange Commission.
Investor Relations Contact
IR@csdisco.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: January 4, 2024	By:	/s/ Michael S. Lafair
	Name:	Michael S. Lafair
	Title:	Executive Vice President, Chief Financial Officer